CERTIFICATES OF INC.

                  1947
                  1968
                  1993

                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TECH LABORATORIES, INC.

     THIS IS TO CERTIFY, that we, the undersigned, do hereby associate ourselves into a corporation, under and by virtue of Title 14 of the Revised Statutes, and do severally agree to take the number of shares of capital stock set opposite our respective names.

     1. The name of the corporation is TECH LABORATORIES, INC.

     2. The location of the principal office in this State is at No. 357 Central Avenue, in the City of Jersey City, County of Hudson.

     3. The name of the agent therein and in charge thereof, upon whom process against this corporation may be served, is Magnus Bjorndal.

     4. The objects for which this corporation is formed are:

     To design, develop and manufacture electrical, mechanical, electronic and scientific instruments and products; to design, develop and manufacture electronic controls, including attenuators, potentiometers, tap switches, precision resistance instruments, electronic bridges, measuring instruments and electronic control equipment; to carry on the business of engineers and manufacturers of the above described products and such other products as this company may hereafter elect to manufacture; to give engineering advice and assistance; to import and export and deal in any such products and to do any and all other acts and things and to exercise any and all other powers which a copartnership or natural person could do and exercise and which now or hereafter may be authorized by law;

     to conduct its business in all its branches, have one or more offices and unlimitedly to hold, purchase, mortgage, lease, let and convey real and personal property in any State, Territory or Colony of the United States and in any foreign country or place;

     to apply for, acquire, hold, sell, assign, lease, mortgage, or otherwise dispose of patent rights, licenses, privileges, inventions, trade-marks, trade-names and pending applications therefor, relating to or useful in connection with any business of the corporation;

     to acquire the good will, business, property and assets, and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock, bonds, debentures or other securities of this corporation, or otherwise, as the directors may determine;

     the corporation may use its surplus earnings or accumulated profits in the purchase or acquisition of its own capital stock from time to time as its board if persons may determine;

     the corporation may use its surplus earnings or accumulated profits in the purchase or acquisition of its own capital stock from time to time as its board of directors shall determine, and such capital stock so purchased may, if the directors so determine, be held in the treasury of the company as treasury stock to be thereafter disposed of in such manner as the directors shall deem proper;

     to borrow money, to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise;

     to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein, or incidental to the powers herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, either as holders of or interested in, any property or otherwise; with all the powers now or hereafter conferred by the laws of New Jersey upon corporations under the act hereinafter referred to.

     5. The total authorized capital stock of this corporation is two thousand (2,000) shares of common stock, without nominal or par value.

     All or any part of said shares of common stock, without nominal or par value, may be issued by the corporation from time to time and for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law.

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     6. The names and post-office  addresses of the incorporators and the number of shares subscribed for by each, the aggregate of which (One thousand (1,000) shares) is the amount of capital stock with which this company will commence business, are as follows:

NAME                   POST-OFFICE ADDRESS                    NUMBER OF SHARES
----                   -------------------                    ----------------

Magnus Bjorndal         67 Kingswood Road,                          520
                        Weehawken, NJ

Ruth K. Bjorndal        67 Kingswood Road                           430
                        Weehawken, NJ

Erling Bjorndal         67 Kingswood Road,                          50
                        Weehawken, NJ

     7. The period of existence of this corporation is unlimited.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 30 day of January, A.D. One thousand nine hundred and forty-seven (1947).

Signed, sealed and delivered            /s/  Magnus Bjorndal (L.S.)
     in the presence of                 ---------------------------------------
                                        Magnus Bjorndal

                                        /s/  Ruth K. Bjorndal (L.S.)
                                        ---------------------------------------
                                        Ruth K. Bjorndal

/s/  E.W.A. Schumann                    /s/  Erling Bjorndal (L.S.)
----------------------------            ---------------------------------------
E.W.A. Schumann                         Erling Bjorndal


STATE OF NEW JERSEY    )
                            SS:
COUNTY OF HUDSON       )

     BE IT REMEMBERED, That on this 30th day of January, 1947, before me, the subscriber, E.W.A. SCHUMANN, A Master in Chancery of New Jersey, personally appeared MAGNUS BJORNDAL, RUTH K. BJORNDAL and ERLING BJORNDAL, who I am satisfied are the persons named in and who executed the foregoing certificate, and I having first made known to them the contents thereof, they did acknowledge that they signed, sealed and delivered the same as their voluntary acts and deeds, for the uses and purposes therein expressed.


                                        /s/  E.W.A. Schumann
                                        ---------------------------------------
                                        E.W.A. Schumann
                                        A Master in Chancery
                                        of New Jersey

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                                                                     Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TECH LABORATORIES, INC.

     The location of the principal office in this state is at Bergen and Edsall Boulevards in the Borough of Palisades Park, County of Bergen and State of New Jersey. 07650.

     The name of the agent therein and in charge thereof upon whom process against this corporation may be served is, MAGNUS BJORNDAL.

                             RESOLUTION OF DIRECTORS

     The Board of Directors of the Tech Laboratories, Inc., a corporation of the State of New Jersey, on this 28th day of May 1968, do hereby resolve and declare that it is advisable and in the best interests of this corporation to amend Article FOURTH of the Certificate of Incorporation to read as follows:

     ARTICLE FOURTH: The objects for which this corporation is formed are;

     To design, develop and manufacture electrical, mechanical, electronic and scientific instruments and products, to design, develop and manufacture electronic controls, including attenuators, potentiometers, tap switches, precision resistance instruments, electronic bridges, measuring instruments and electronic control equipment; to carry on the business of engineers and manufacturers of the above described products and such other products as this company may hereafter elect to manufacture; to give engineering advice and assistance; to import and export and deal in any such products and to do any and all other acts and things and to exercise any and all other powers which a copartnership or natural person could do and exercise and which now or hereafter may be authorized by law;

     To conduct its business in all its branches, have one or more offices and unlimitedly to hold, purchase, mortgage, lease, let and convey real and personal property in any State, Territory, or possession of the United States and in any foreign country or place;

     To apply for, acquire, hold, sell, assign, lease, mortgage, or otherwise dispose of patent rights, licenses, privileges, inventions, trade-marks, trade-names and pending applications therefor, relating to or useful in connection with any business of the corporation, in the State of New Jersey, in any and all States of the United States of America, in the District of Columbia, in any and all territories, dependencies or possessions of the United States of America, and in foreign countries;

     To acquire the good will, business, property and assets, and to assume or undertake the whole or any part of the liabilities of any person, firm, association or corporation, in the State of New Jersey, in any and all States of the United States of America, in the District of Columbia, in any and all territories, dependencies or possessions of the United States of America, and in foreign countries, and to operate the said firms, associations or corporations in the same manner and with the same powers as said firm, association or corporation had been invested with, prior to such acquisition, and to pay for the same in cash, stock, bonds, debentures or other securities of this corporation, or otherwise, as the directors may determine;

     The corporation may use its surplus earnings or accumulated profits in the purchase or acquisition of its own capital stock from time to time as its board of directors shall determine and such capital stock so purchased may, if the directors so determine, be held in the treasury of the company as treasury stock to be thereafter disposed of in such manner as the directors shall deem proper;

     To Borrow money, for its own use or for the use of any of its subsidiaries, to make and issue promissory notes, bills of exchange, bonds, debentures and obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise;

     To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, either as holders of or interested in, any property or otherwise; with all the powers now or hereafter conferred by the laws of New Jersey upon corporations under the act hereinabove referred to;

     To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract, in the State of New Jersey, in any and all States of the United States of America, in the District of Columbia, in any and all territories, dependencies or possessions of the United States of America, and in foreign countries with reference to:

     (a) inventions, devices, formulae, processes, and any improvements and modifications thereof:

     (b) letters patent, patent rights, patented processes, copyrights, designs and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

     (c) franchises, licenses, grants and concessions.

     To create optional rights to purchase or subscribe or both to stock of this corporation, on such terms, at such price, in such manner and at such time or times as shall be determined by a Resolution adopted by the Board of Directors of this corporation and to issue such Warrants or other evidence of such rights.

     And the said Board of Directors of Tech Laboratories, Inc. do also hereby resolve and declare that it is advisable that the present authorized capital stock of $50,000.00 divided into 500,000 shares of the par value of 10(cents) each be changed to provide that the capital stock shall be $50,000.00, divided into 1,000,000 shares of the par value of 5(cents) each, all of which shall be common stock, and for that purpose to amend Article Fifth of the Certificate of Incorporation to read as follows:

     ARTICLE FIFTH: The total authorized capital stock of this corporation is 1,000,000 shares of a par value of 5(cents) each, all of which shall be common stock.

     No stockholder shall, because of his ownership of stock, have a preemptive right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock, issued, optioned or sold by the corporation.

     Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options of warrants to purchase stock authorized by any amended certificate duly filed, may at any time be issued, supplemented for sale, sold, or disposed of by the corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms as may, to such board, seem proper, without first offering such stock or securities or any part thereof to existing stockholders.

     And do hereby call a meeting of the Stockholders of Tech Laboratories, Inc. to be held at the Hotel Biltmore, Madison Avenue and 43rd Street, New York City, N.Y., on the 25th day of June 1968 at 2:00 o'clock P.M. to act upon the above Resolution.

                              CERTIFICATE OF CHANGE

     Tech Laboratories, Inc., a corporation of New Jersey, does hereby certify that it has, at a special meeting of the stockholders, duly called in accordance with the By-Laws of this corporation and upon due notice to all stockholders, such special meeting having been held at the Hotel Biltmore, Madison Avenue and 43rd Street, New York City, N.Y. in accordance with said notice on the 25th day of June, 1968 at 2:00 o'clock P.M., approved the amendment of Article Fourth and Article Fifth of the Certificate of Incorporation of this corporation in accordance with the foregoing Certificate, said amendments having been declared by Resolution of the Board of Directors of said corporation (above recited) to be advisable, and having been duly and regularly assented to by the vote of two-thirds in interest of the stockholders having voting powers at the said special meeting duly called by the Board of Directors for that purpose.

     IN WITNESS WHEREOF, said corporation has made this Certificate under its seal and the hands of its President and Secretary this 17th day of July, 1968.


                                        /s/  Magnus Bjorndal
                                        ---------------------------------------
                                        MAGNUS BJORNDAL, PRESIDENT


                                        /s/  Sven Bromander
                                        ---------------------------------------
                                        SVEN BROMANDER, SECRETARY

ATTEST:

/s/  Sven Bromander
--------------------------
SVEN BROMANDER, SECRETARY


STATE OF NEW JERSEY               )
                                  )     ss.
COUNTY OF BERGEN                  )

     BE IT REMEMBERED that on this 17th day of July, 1968, before me, the subscriber, a Notary Public of New Jersey, personally appeared SVEN BROMANDER, Secretary of Tech Laboratories, Inc., the corporation named in and which executed the foregoing Certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said corporation certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that MAGNUS BJORNDAL is president of said corporation, that he saw said MAGNUS BJORNDAL as such and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and thereunto duly authorized, of more than two-thirds in interest of each class of said stock-holders having voting powers, for the uses and purposes therein expressed; that the said SVEN BROMANDER signed his name thereto at the same time as subscribing witness.


                                        /s/  Sven Bomander
                                        ---------------------------------------
                                        SVEN BOMANDER

Subscribed and Sworn to

before me the day and year

first above written.

s/Catherine Lauer
-----------------------------------
Notary Public of New Jersey
My Commission Expires Jan. 2, 1972

                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TECH LABORATORIES, INC.

     The location of the principal office in this state is at 500 Tenth Street in Borough of Palisades Park, County of Bergen and State of New Jersey 07650.

     The Registered Agent therein and in charge thereof upon whom process against this corporation may be served is BERNARD M. CIONGOLI.

                             RESOLUTION OF DIRECTORS

     The Board of Directors of Tech Laboratories, Inc., a corporation of the State of New Jersey, on this 17th day of March, 1993, do hereby resolve and declare that it is advisable and in the best interests of this corporation to amend Article Fifth of the Certificate of Incorporation of this corporation to increase the present authorized capital stock of 1,000,000 shares of the par value of $.05 each to provide that the capital stock of this corporation shall be 5,000,000 shares of the par value of $.01 each, all of which will be common stock and for that purpose to amend Article Fifth of the Certificate of Incorporation to read as follows:

     ARTICLE FIFTH:

     The total authorized capital stock of this corporation is 5,000,000 shares of a par value of $.01 each, all of which shall be common stock.

     No shareholder shall, because of his ownership of stock, have a preemptive right to purchase, subscribe for or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock, issued, optioned or sold by the corporation.

     Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock authorized by any amended certificate duly filed, may at any time be issued optioned for sale, sold or disposed of by the corporation pursuant to the Resolution of its Board of Directors to such persons and upon such terms as may, to such Board, seem proper, without first offering such stock or securities or any part thereof to existing shareholders.

     And the said Board of Directors does hereby call a meeting of the shareholders of Tech Laboratories, Inc. to be held at the corporate offices, 500 Tenth Street, Palisades Park, New Jersey 07650 on the 29th day of April, 1993 at 2:30 o'clock P.M. to act upon the above Resolution.

                              CERTIFICATE OF CHANGE

     Tech Laboratories, Inc., a corporation of New Jersey, does hereby certify that at an annual meeting of the Shareholders, duly called in accordance with the Bylaws of this corporation and upon due notice to all shareholders, such annual meeting having been held at the corporate offices, 500 Tenth Street, Palisades Park, New Jersey in accordance with said notice on the 29th day of April, 1993 at 2:30 o'clock P.M., approved the amendment of Article Fifth of the Certificate of Incorporation of this corporation in accordance with the foregoing Certificate, said amendment having been declared by Resolution (above recited) to be advisable, and having been duly and regularly assented to by the vote of more than two-thirds in interest of the shareholders having voting powers at the said annual meeting duly called by the Board of Directors for that purpose; the total number of shares issued and outstanding and authorized to vote at said annual meeting was 923,184 shares of Common Stock. The vote on the Amendment was 639,754 in favor of the Amendment and 26,673 opposed to the Amendment. The affirmative votes constituted more than two-thirds in interest of the shareholders having voting powers at the said annual meeting.

     IN WITNESS WHEREOF, said corporation has made this Certificate under its seal and the hands of its President and Secretary this 4th day of August, 1993.


ATTEST:                                      TECH LABORATORIES, INC.


/s/  Thomas M. Venino                        /s/  Bernard M. Ciongoli
---------------------------                  ----------------------------------
Thomas M. Venino, Secretary                  Bernard M. Ciongoli, President

STATE OF NEW JERSEY              )
                                 )    SS.:
COUNTY OF BERGEN                 )

     BE IT REMEMBERED that on this 4th day of August 1993, before me, the subscriber personally appeared, Thomas M. Venino, Secretary of Tech Laboratories, Inc., the corporation named in and which executed the foregoing Certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said corporate certificate is the corporate seal of said corporation, the name being well known to him; that it was affixed by order of said corporation; that Bernard M. Ciongoli is President of said corporation that he saw said Bernard M. Ciongoli as such execute and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and thereunto duly authorized, of more than two-thirds in interest of each class of said shareholders having voting powers, for the uses and purposes therein expressed; that the said Thomas M. Venino signed his name thereto at the same time as subscribing witness.


                                             /s/  Thomas M. Venino
                                             ----------------------------------
                                             THOMAS M. VENINO

Subscribed and Sworn to
before me the day and
year first above written.

/s/  Elizabeth Ventura
------------------------------
ELIZABETH VENTURA
A NOTARY PUBLIC OF NEW JERSEY